Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of August 8, 2007, (the "Agreement") between BRIDGE BANK, NATIONAL ASSOCIATION ("Lender"), on the one hand, and TELANETIX, INC. (“Telanetix”), AVS INSTALLATIONS, LLC (“AVS”) and UNION LABOR FORCE ONE, LLC (“ULF,” which, collectively with Telanetix and AVS are herein collectively referred to as "Grantor") on the other hand, is made with reference to the Loan and Security Agreement, dated as of August 8, 2007 (as amended from time to time, the "Loan Agreement'), between Lender and Grantor.  Terms defined in the Loan Agreement have the same meaning when used in this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby covenants and agrees as follows:

To secure the Obligations under the Loan Agreement, Grantor grants to Lender a security interest in all right, title, and interest of Grantor in any of the following, whether now existing or hereafter acquired or created in any and all of the following property (collectively, the "Intellectual Property Collateral"):

(a)    copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights"), including the Copyrights described in Exhibit A;

(b)    trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks"), including the Trademarks described in Exhibit B;

(c)    patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the "Patents"), including the Patents described in Exhibit C;

(d)    mask work or similar rights available for the protection of semiconductor chips or other products (collectively, the "Mask Works");

(e)    trade secrets, and any and all intellectual property rights in computer software and computer software products;

(f)    design rights;

(g)   claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)    licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i)    amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)    proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Grantor shall indicate the Grantor entity owning or holding title to each item of Intellectual Property Collateral when setting it forth or describing it as provided for herein.

The rights and remedies of Lender with respect to the security interests granted hereunder are in addition to those set forth in the Loan Agreement, and those which are now or hereafter available to Lender as a matter of law or equity.  Each right, power and remedy of Lender provided for herein or in the Loan Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Lender of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by Lender of any other rights, powers or remedies.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANTOR:	LENDER:
TELANETIX, INC., a California corporation By Name: Title:	BRIDGE BANK, NATIONAL ASSOCIATION By Name: Title:

UNION LABOR FORCE ONE LIMITED LIABILITY COMPANY, a New Jersey Limited Liability Company, By: Telanetix, Inc., its sole member By Name: Title:

AVS INSTALLATION LIMITED LIABILITY COMPANY, a New Jersey Limited Liability Company, By: Telanetix, Inc., its sole member By Name: Title:

Address for Notices: 6197 Cornerstone Ct. E, Suite 108 San Diego, CA 92121 Attn: Mr. Rick Ono Tel: (858) 362-2250 Fax: (858) _________	Address for Notices: Attn: Michael Field 55 Almaden Blvd. San Jose, CA 95113 Tel: (408) 556-6501 Fax:(408) 423-8520

EXHIBIT A

COPYRIGHTS

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

TRADEMARKS

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

PATENTS

Description	Registration/Application Number	Registration/ Application Date